 Exhibit 99.1

INCOME FUND

EIGHT B L.P.

ANNUAL

PORTFOLIO OVERVIEW

2009

LETTER FROM THE CEOs                                                                                                                                   As of April 22, 2010

Dear investor in ICON Income Fund Eight B L.P.:

We write to briefly summarize our activity for 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of December 31, 2009, Fund Eight B was in its liquidation period.  During the remainder of the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold.  Throughout the year, we made distributions in the aggregate amount of $807,689.

We currently own various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Sonus Networks that is subject to a lease with Global Crossing Telecommunications, Inc.  This lease is set to expire in March 2011.

As you may already be aware, among the assets owned by Fund Eight B are interests in two aircraft that are subject to leases with Cathay Pacific Airways Limited, which are scheduled to come off lease during the second half of 2011. While the airline industry’s move toward more fuel efficient aircraft has impacted the value of the assets, we are hopeful that the delay in the production and delivery of new wide-body aircraft is a positive development, which may ultimately improve our ability to realize on this investment in a favorable manner.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Eight B L.P.

- Annual Portfolio Overview -

 - 2009 -

We are pleased to present ICON Income Fund Eight B L.P.’s (the “Fund”) annual Portfolio Overview for 2009.  References to “we,” “us” and “our” are references to the Fund, and references to the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  During 2009, we continued to operate in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2009, our portfolio consisted primarily of the following investments.

•
Telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc.  We paid a purchase price of approximately $7,755,000 for the equipment and the lease is scheduled to expire on March 31, 2011.

•
Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interests in the entity that owns B-HXM and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Nine, LLC (“Fund Nine”), an entity also managed by our General Partner.  The combined purchase price of the interests in both aircraft was approximately $112,008,000, comprised of approximately $6,375,000 in cash and a non-recourse loan in the amount of approximately $105,633,000.  The original lease for the first aircraft (B-HXM) was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the respective lease expiration dates for each aircraft.

Revolving Line of Credit

We and certain entities managed by our General Partner, Fund Nine, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $2,360,000 at December 31, 2009, none of which was attributable to the Fund.

10% Status Report

As of December 31, 2009, the two Cathay aircraft leases were the only assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio. Both Cathay aircraft are scheduled to remain on lease during the 2010 calendar year.

As of December 31, 2009, the two Cathay aircraft leases had 21 and 18 monthly payments remaining.  Both Cathay aircraft were manufactured in 1996, and, to the best of our General Partner’s knowledge, each aircraft retains an airworthiness certificate and is maintained in accordance with the manufacturer’s specifications.

Distribution Analysis

From the commencement of our offering through July 1, 2003, we made monthly distributions at a rate of 10.75% per year.  Thereafter, we began making monthly distributions in the amount of 8% per year. On June 17, 2007, we entered into our liquidation period.  During the liquidation period, distributions fluctuate as leases mature and assets are sold.  From the inception of our offering period through December 31, 2009, we have made 111 monthly distributions to our limited partners.  During the year ended December 31, 2009, we paid our partners $807,689 in cash distributions.  As of December 31, 2009, a $10,000 investment made at the initial closing would have received $6,936 in cumulative distributions, representing a return of approximately 69% of such initial investment.

	Source of Distributions

	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions
For the year ended
December 31, 2009	$807,689	$-	$-	$-	$807,689

Transactions with Related Parties

Prior to May 1, 2006 and in accordance with the terms of our amended and restated agreement of limited partnership, we paid our General Partner (i) management fees ranging from 1% to 5% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the purchase price of our investments.  In addition, our General Partner was reimbursed for administrative expenses incurred in connection with our operations.  Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.

Our General Partner performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective May 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.  For the years ended December 31, 2009, 2008 and 2007, our General Partner waived approximately $345,000, $358,000 and $466,000, respectively, in total management fees.  For the years ended December 31, 2009, 2008 and 2007 our General Partner waived approximately $285,000, $315,000 and $401,000, respectively, in total administrative expense reimbursements.

We paid distributions to our General Partner in the amounts of $8,077, $18,455 and $43,519 for the years ended December 31, 2009, 2008 and 2007, respectively.  Additionally, our General Partner’s interest in our net income (loss) was $146, $(64,536) and $11,470 for the years ended December 31, 2009, 2008 and 2007, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$149,843	$167,128
Current portion of net investment in finance lease	2,290,231	2,009,175
Other current assets	36,540	68,751

Total current assets	2,476,614	2,245,054

Non-current assets:
Net investment in finance lease, less current portion	621,280	2,911,511
Leased equipment at cost (less accumulated depreciation
of $33,739,596 and $29,921,414, respectively)	41,677,124	45,495,306
Investments in joint ventures	1,200,986	1,267,392
Other non-current assets, net	1,256,267	1,286,384

Total non-current assets	44,755,657	50,960,593

Total Assets	$47,232,271	$53,205,647

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$3,826,797	$4,029,270
Revolving line of credit, recourse	-	1,185,000
Deferred revenue	613,636	450,000
Due to affiliates	143,070	143,070
Accrued expenses and other current liabilities	207,164	336,796

Total current liabilities	4,790,667	6,144,136

Non-current liabilities:
Non-recourse long-term debt, less current portion	34,490,236	38,317,033

Total Liabilities	39,280,903	44,461,169

Commitments and contingencies

Equity:
Limited Partners	8,520,914	9,306,093
General Partner	(569,546)	(561,615)

Total Equity	7,951,368	8,744,478

Total Liabilities and Equity	$47,232,271	$53,205,647

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations

	Years Ended December 31,
	2009	2008	2007
Revenue:
Rental income	$6,376,364	$6,376,364	$8,580,752
Finance income	531,964	790,254	742,064
Loss from investments in joint ventures	(66,406)	(2,168,613)	(282,582)
Net gain on sales of equipment	-	-	493,196
Interest and other income	-	405	72,895

Total revenue	6,841,922	4,998,410	9,606,325

Expenses:
Depreciation and amortization	3,846,784	3,860,671	4,557,064
Impairment loss	-	3,888,367	-
Interest	2,565,646	2,881,300	3,326,807
General and administrative	414,913	821,636	405,470

Total expenses	6,827,343	11,451,974	8,289,341

Net income (loss)	14,579	(6,453,564)	1,316,984

Less: Net income attributable to noncontrolling interest	-	-	(170,005)

Net income (loss) attributable to Fund Eight B	$14,579	$(6,453,564)	$1,146,979

Net income (loss) attributable to Fund Eight B allocable to:
Limited Partners	$14,433	$(6,389,028)	$1,135,509
General Partner	146	(64,536)	11,470

	$14,579	$(6,453,564)	$1,146,979

Weighted average number of units of limited
partnership interests outstanding	740,380	740,411	740,985

Net income (loss) attributable to Fund Eight B per weighted average
unit of limited partnership interests outstanding	$0.02	$(8.63)	$1.53

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Equity

	Partners' Equity
	Units of Limited			Total
	Partnership	Limited	General	Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interest	Equity
Balance, December 31, 2006	741,530	$20,723,725	$(446,575)	$20,277,150	$498,287	$20,775,437

Units of limited partnership interests redeemed	(1,000)	(25,298)	-	(25,298)	-	(25,298)
Cash distributions	-	(4,308,340)	(43,519)	(4,351,859)	(668,292)	(5,020,151)
Net income	-	1,135,509	11,470	1,146,979	170,005	1,316,984

Balance, December 31, 2007	740,530	17,525,596	(478,624)	17,046,972	-	17,046,972

Units of limited partnership interests redeemed	(150)	(3,473)	-	(3,473)	-	(3,473)
Cash distributions	-	(1,827,002)	(18,455)	(1,845,457)	-	(1,845,457)
Net loss	-	(6,389,028)	(64,536)	(6,453,564)	-	(6,453,564)

Balance, December 31, 2008	740,380	9,306,093	(561,615)	8,744,478	-	8,744,478

Cash distributions	-	(799,612)	(8,077)	(807,689)	-	(807,689)
Net income	-	14,433	146	14,579	-	14,579

Balance, December 31, 2009	740,380	$8,520,914	$(569,546)	$7,951,368	$-	$7,951,368

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net income (loss)	$14,579	$(6,453,564)	$1,316,984
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(6,540,000)	(6,540,000)	(8,129,490)
Finance income	(531,964)	(790,254)	(742,064)
Net gain on sales of equipment	-	-	(493,196)
Loss from investments in joint ventures	66,406	2,168,613	282,582
Depreciation and amortization	3,846,784	3,860,671	4,557,064
Impairment loss	-	3,888,367	-
Interest expense on non-recourse financing paid directly to lenders by lessees	2,501,854	2,739,131	3,021,752
Interest expense from amortization of debt financing costs	33,411	73,665	4,299
Changes in operating assets and liabilities:
Collection of finance leases	2,512,537	2,512,538	1,952,376
Accounts receivable	-	-	293,255
Due to General Partner and affiliates, net	-	-	143,070
Other assets, net	28,918	(53,052)	1,388,587
Deferred revenue	163,636	163,636	148,343
Accrued expenses and other current liabilities	(120,757)	102,151	(1,844,599)
Distributions to/from noncontrolling interests and joint ventures	-	-	(99,800)

Net cash provided by operating activities	1,975,404	1,671,902	1,799,163

Cash flows from investing activities:
Distributions received from joint ventures	-	-	639,000
Proceeds from sales of equipment	-	-	11,783,785
Purchase of leased equipment	-	-	(7,754,746)

Net cash provided by investing activities	-	-	4,668,039

Cash flows from financing activities:
Cash distributions to partners	(807,689)	(1,845,457)	(4,351,859)
Proceeds from revolving line of credit	-	-	3,630,000
Repayment of revolving line of credit	(1,185,000)	(70,000)	(5,500,000)
Distributions to noncontrolling interests in joint ventures	-	-	(568,490)
Units of limited partnership interests redeemed	-	(3,473)	(25,298)

Net cash used in financing activities	(1,992,689)	(1,918,930)	(6,815,647)

Net decrease in cash and cash equivalents	(17,285)	(247,028)	(348,445)
Cash and cash equivalents, beginning of the year	167,128	414,156	762,601

Cash and cash equivalents, end of the year	$149,843	$167,128	$414,156

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008	2007
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$30,381	$68,504	$380,594

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt directly to
lenders by lessees	$6,540,000	$6,540,000	$9,421,608
Transfer of leased equipment to direct finance lease	$-	$-	$7,743,990
Payment of maintenance costs	$-	$-	$1,546,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.